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                                                                    Exhibit 3.13
                                                                    ------------
                                    BYLAWS

                                      OF

                          MANAGEMENT SOLUTIONS, INC.


                                   ARTICLE I


                             SHAREHOLDERS' MEETING

     Section 1. Annual Meeting. The annual meeting of the shareholders for the
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election of directors and the transaction of such other business as may properly come before it shall be held at the principal office of the Corporation or at such place within or without the State of Colorado as shall be set forth in the notice of meeting. The meeting shall be held on the last Monday in the month of December of each and every year, at 2:30 p.m. The Secretary shall give personally or by mail, not less than ten nor more than 50 days before the date of the meeting to each shareholder entitled to vote at such meeting, written notice stating the place, date, and hour of the meeting. If mailed, the notice shall be addressed to the shareholder at his address as it appears on the record of shareholders of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to a different address, in which case it shall be mailed to the address designated in the request. Any notice of meetings may be waived by a shareholder by submitting a signed waiver either before or after the meeting, or by attendance at the meeting.

     Section 2. Special Meeting. Special meetings of shareholders, other than
                ---------------
those regulated by statute, may be called at any time by a majority of the directors or the President, and must be called by the President upon written request of the holders of 10% of the outstanding shares entitled to vote at such meeting. Written notice of such meetings stating the place within or without the State of Colorado, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose director the meeting is called shall be given not less than ten nor more than 50 days before the date set for the meeting. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by submitting a signed waiver or by attendance at the meeting.
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     Section 3. Quorum. The presence, in person or by proxy, of the holders of a
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majority of the outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 4. Record Date. The directors may fix in advance a date not less
                -----------
than ten nor more than 50 days, prior to the date of any meeting of the shareholders or prior to the last day on which the consent or dissent of or action by the shareholders may be effectively expressed for any purpose without a meeting, as the record date for the determination of shareholders.

     Section 5. Voting. A shareholder entitled to vote at a meeting may vote at
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such meeting in person or by proxy. Except as otherwise provided by law or the
Certificate of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the Certificate of Incorporation otherwise provided, all corporate action shall be determined by vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

     Section 6. Proxies.  Every proxy must be dated and signed by the
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shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the shareholder executing it.

     Section 7. Consents. Whenever by a provision of statute or of the
                --------
Certificate of Incorporation or by these Bylaws the vote of shareholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.


                                  ARTICLE II
                                   DIRECTORS

     Section 1. Number and Qualifications. The entire Board of Directors shall
                -------------------------
consist of three persons all of whom shall be of full age unless the shares of the

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Corporation are owned by less than three shareholders, in which instance the number of directors shall equal the number of its shareholders. The directors need not be shareholders of the Corporation. The number of directors may be changed by an amendment to the Bylaws, adopted by the shareholders.

     Section 2. Manner of Election. The directors shall be elected at the annual
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meeting of shareholders by a plurality vote.

     Section 3. Term of Office. The term of office of each director shall be
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until the next annual meeting of the shareholders and until his successor has been duly elected and has qualified.

     Section 4. Duties and Powers. The Board of Directors shall have control and
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management of the affairs and business of the Corporation. The directors shall in all cases act as a Board, regularly convened, and, in the transaction of business the act of a majority present at a meeting except as otherwise provided by law or the Certificate of Incorporation shall be the act of the Board, provided a quorum is present. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with law or these Bylaws.

     Section 5. Meetings. The Board of Directors shall meet for the election or
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appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders, and other regular meetings of the Board shall be held at such times as the Board may from time to time determine.

     Special meetings of the Board of Directors may be called by the President at any time; and he must, upon the written request of any two directors, call a special meeting to be held not more than seven days after the receipt of such request.

     Section 6. Notice of Meetings. No notice need be given of any regular
                ------------------
meeting of the Board. Notice of special meetings shall be served upon each director in person or by mail addressed to him at his last-known post office address, at least two days prior to the date of such meeting, specifying the time and place of the meeting and the business to be transacted thereat. At any meeting at which all of the directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

     Section 7. Place of Meeting. The Board of Directors may hold its meeting
                ----------------
either within or without the State of Colorado, at such place as may be designated in the notice of any such meeting.

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     Section 8. Quorum.  At any meeting of the Board of Directors, the presence
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of a majority of the Board shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present, a lesser number may adjourn the meeting to some further time, not more than seven days later.

     Section 9. Voting. At all meetings of the Board of Directors, each director
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shall have one vote irrespective of the number of shares that he may hold.

     Section 10. Compensation. Each director shall be entitled to receive for
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attendance at each meeting of the Board or of any duly constituted committee thereof which he attends such fee as is fixed by the Board.

     Section 11. Vacancies. Any vacancy occurring in the Board of Directors by
                 ---------
death, resignation, or otherwise shall be filled promptly by a majority vote of the remaining directors at a special meeting which shall be called for that purpose within 30 days after the occurrence of the vacancy. The director thus chosen shall hold office for the unexpired term of his predecessor and the election and qualification of his successor.

     Section 12. Removal of Directors. Any director may be removed either with
                 --------------------
or without cause, at any time, by a vote of the shareholders holding a majority of the shares then issued and outstanding and who were entitled to vote for the election of the director sought to be removed, at any special meeting called for that purpose, or at the annual meeting. Except as otherwise prescribed by statute, a director may be removed for cause by vote of a majority of the entire Board.

     Section 13. Resignation. Any director may resign his office at any time,
                 -----------
such resignation to be made in writing and to take effect immediately without acceptance.

                                  ARTICLE III
                                   OFFICERS

     Section 1. Officers and Qualifications. The officers of the Corporation
                ---------------------------
shall be a President, and a Secretary/Treasurer, and such other officers as the Board of Directors may determine. Any two offices, except the offices of President and Secretary, may be held by the same person.

     Section 2. Election. All officers of the Corporation shall be elected
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annually by the Board of Directors at its meeting held immediately after the annual meeting of share holders. The initial officers to serve until the first annual meeting may be elected at the organization meeting.

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     Section 3. Term of Office. All officers shall hold office until their
                --------------
successors have been duly elected and have qualified, or until removed as hereinafter provided.

     Section 4. Removal of Officers. Any officer may be removed either with or
                -------------------
without cause by the vote of a majority of the Board of Directors.

     Section 5. Duties of Officers. The duties and powers of the officers of the
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Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors:


                                   President

     A. The President shall preside at all meetings of the Board of Directors. He shall also preside at all meetings of the shareholders.

     B. He shall present at each annual meeting of the shareholders and directors a report of the condition of the business of the Corporation.

     C. He shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of the statute and of these Bylaws.

     D. He shall appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers, subject to the approval of the Board of Directors.

     E. He shall sign and execute all contracts in the name of the Corporation, and all notes, drafts, or other orders for the payment of money.

     F.  He shall sign all certificates representing shares.

     G. He shall cause all books, reports, statements, and certificates to be properly kept and filed as required by law.

     H. He shall enforce these Bylaws and perform all the duties incident to his office and which are required by law, and, generally, he shall supervise and control the business and affairs of the Corporation.


                              Secretary/Treasurer

     A. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

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     B.  He shall attend to the giving of notice of special meetings of the
Board of Directors and of all the meetings of the shareholders of the Corporation.

     C. He shall be custodian of the records and seal of the Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

     D. He shall keep at the principal office of the Corporation a book or record containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. He shall keep such book or record and the minutes of the proceedings of its shareholders open daily during the usual business hours, for inspection, within the limits prescribed by Law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, he shall prepare and make available a current list of the officers and directors of the Corporation and their current resident addresses.

     E. He shall sign all certificates representing shares and affix the corporate seal thereto.

     F. He shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by him.

     G. He shall perform all the duties incident to the office of Secretary of the Corporation.

     H. The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit such funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board of Directors may designate.

     I. He shall make, sign, and endorse in the name of the Corporation all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

     J. He shall keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the Corporation during business hours.

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     K.  He shall render a report of the condition of the finances of the
Corporation at each regular meeting of the Board of Directors and at such other times as shall be required by him, and he shall make a full financial report at the annual meeting of the shareholders.

     L. He shall further perform all duties incident to the office of Treasurer of the Corporation.

     M. If required by the Board of Directors, he shall give such bond as it shall determine appropriate for the faithful performance of his duties.


                                 Other Officers

     Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

     Section 6. Vacancies. All vacancies in any office shall be filled promptly
                ---------
by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

     Section 7. Compensation of Officers. The officers shall receive such salary
                ------------------------
or compensation as may be fixed by the Board of Directors.


                                  ARTICLE IV
                                     Seal

     Section 1. Seal. The seal of the Corporation shall be as follows:
                ----

                   [Affix an imprint of the corporation seal]

                                   ARTICLE V
                                    Shares

     Section 1. Certificates. The shares of the Corporation shall be represented
                ------------
by certificates prepared by the Board of Directors and signed by the President or the Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation or a facsimile. The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person to whom the shares represented by each such certificate are issued, the number and class or series of such

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shares, and the date of issue. Each certificate shall state the registered holder's name, the number and class of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value.

     Section 2. Subscriptions. Subscriptions to the share shall be paid at such
                -------------
times and in such installments as the Board of Directors may determine. If default shall be made in the payment of any installment as required by such resolution, the Board may declare the shares and all previous payments thereon forfeited for the use of the Corporation, in the manner prescribed by statute.

     Section 3. Transfer of Shares. The shares of the Corporation shall be
                ------------------
assignable and transferable only on the books and records of the Corporation by the registered owner, or by his duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled hereto.

     Section 4. Return Certificates. All certificates for shares changed or
                -------------------
returned to the Corporation for transfer shall be marked by the Secretary "Cancelled," with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.


                                  ARTICLE VI
                                   DIVIDENDS

     Section 1. Declaration of Dividends. The Board of Directors at any regular
                ------------------------
or special meeting may declare dividends payable out of the surplus of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the Corporation.


                                  ARTICLE VII
                              BILLS, NOTES, ETC.

     Section 1. Execution. All bills payable, notes, checks, drafts, warrants,
                ---------
or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time by resolution direct.

     No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, or warrant, or other negotiable instrument, or endorse the same in the name of the Corporation, or contract

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or cause to be contracted any debt or liability in the name and on behalf of the
Corporation except as herein expressly prescribed and provided.


                                 ARTICLE VIII
                                    OFFICES
     The principal office of the Corporation shall be located in the City of Aurora, County of Arapaho, State of Colorado. The Board of Directors may change the location of the principal office of the Corporation and may, from time to time, designate other offices within or without the state as the business of the Corporation may require.


                                  ARTICLE IX
                                  AMENDMENTS

     Section 1. Manner of Amending. These Bylaws may be altered, amended,
                ------------------
repealed, or added to by the affirmative vote of the holders of a majority of the shareholders entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meeting at his last-known post office address at least ten days before the date of such annual or special meeting, which notice shall state the alterations, amendments,, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board. However, any Bylaws adopted by the Board may be altered, amended, or repealed by the shareholders.

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                                   ARTICLE X
                               WAIVER OF NOTICE

     Section 1. Authority to Waive Notice. Whenever under the provisions of
                -------------------------
these Bylaws or of any statute any shareholder or director is entitled to notice of any regular or special meeting or of any action to be taken by the Corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every shareholder or director entitled to such notice in writing waives the requirements of these Bylaws in respect thereto.





                                                   -----------------------------
                                                   Secretary


Approved:


-------------------------------
Chairman

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